UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
ThermoGenesis Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ThermoGenesis Corp.
2711 Citrus Road
Rancho Cordova, CA 95742
Telephone (916) 858-5100
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 7, 2009
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ThermoGenesis Corp. (the “Company”), a Delaware corporation, will be held at the Sacramento Marriott, Rancho Cordova, located at 11211 Point East Dr., Rancho Cordova, Ca. 95742, on Monday, December 7, 2009, at 9:00 a.m. (PST) for the following purposes:
1.	To elect five (5) directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

2.	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year;

3.	To transact such other business as may properly come before the meeting, including adjournment.
     These items are described more fully in the proxy statement to this notice. Please give your careful attention to all of the information in the proxy statement.
     The Board of Directors of the Company has fixed the close of business on October 15, 2009, as the record date for determining those stockholders who will be entitled to vote at the meeting or any postponement or adjournment thereof. Stockholders are invited to attend the meeting in person.

By Order of the Board of Directors

Mr. David C. Adams
Corporate Secretary

October 15, 2009
Rancho Cordova, California
YOUR VOTE IS IMPORTANT
     EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE REQUEST THAT YOU VOTE BY SUBMITTING YOUR PROXY AS EARLY AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS ON PAGE 3 TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING IF FOR ANY REASON YOU ARE UNABLE TO ATTEND. IF YOU DO ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

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EQUITY COMPENSATION PLANS	31
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	31
AUDIT AND RELATED FEES	33
PROPOSAL NO. 2. RATIFICATION OF ERNST & YOUNG, LLP.	33
STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT THERMOGENESIS ANNUAL MEETING	34
ADDITIONAL INFORMATION	34
TRANSACTIONS OF OTHER BUSINESS AT THE THERMOGENESIS ANNUAL MEETING	35

ii

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROCEDURAL
MATTERS
Q:	Why am I receiving these materials?

A:	The board of directors of ThermoGenesis is making this proxy statement available to you on the Internet or delivering a paper copy of this proxy statement to you by mail in connection with the solicitation of proxies for use at ThermoGenesis’ 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, December 7, 2009 at 9:00 a.m., Pacific Time, and any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at Sacramento Marriott, located at 11211 Point East Dr., Rancho Cordova, CA 95742, for the purpose of considering and acting on the matters set forth in this proxy statement.

These proxy materials and the accompanying annual report were first made available or mailed on November 4, 2009 to all ThermoGenesis stockholders entitled to vote at the Annual Meeting. ThermoGenesis’ website is www.thermogenesis.com.
Q:	What proposals will be voted on at the Annual Meeting?

A:	ThermoGenesis stockholders are being asked to vote on three matters at the Annual Meeting:
1.	To elect five (5) directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

2.	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year;

3.	To transact such other business as may properly come before the meeting, including adjournment.
Q:	What are the recommendations of the board of directors?

A:	ThermoGenesis’ board of directors recommends a vote:
•	“FOR” the election of each of the nominated directors;

•	“FOR” the ratification of Ernst & Young, LLP as ThermoGenesis’ independent registered public accounting firm for the fiscal year ending June 30, 2010; and

•	“FOR” such other matters, if any, which may properly come before the meeting (including any proposal to adjourn the meeting).
Q:	Who is entitled to vote at the Annual Meeting?

A:	ThermoGenesis’ board of directors set October 15, 2009 as the record date for the Annual Meeting. If you owned ThermoGenesis common stock at the close of business on October 15, 2009, you may attend and vote at the meeting. As of September 30, 2009, there were 56,092,960 shares of ThermoGenesis common stock outstanding.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of ThermoGenesis common stock you owned at the close of business on the record date, provided that those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a paper copy of the proxy materials?

A:	This year, under rules adopted by the U.S. Securities and Exchange Commission, we are furnishing proxy materials to our stockholders primarily via the Internet. As a result, we are mailing to many of our stockholders (other than those who previously requested electronic or paper delivery) a notice of internet availability of proxy materials instead of a paper copy of this proxy statement and our 2009 Form 10-K. We believe that this process will conserve natural resources and reduce the costs of printing and distributing our proxy materials. The notice directs stockholders to a website where they can access the proxy materials and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials and a proxy card or voting instruction card, please follow the instructions included in the notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive such materials by email unless you direct otherwise.

Q:	What should I do if I receive more than one notice or set of voting materials?

A:	You may receive more than one notice or set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one notice or proxy card. Please vote by telephone or the Internet with respect to each notice that you receive, or complete, sign, date and return each proxy card and voting instruction card that you receive, to ensure that all of your shares are voted at the Annual Meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with ThermoGenesis’ transfer agent, Computershare Investor Services LLC, you are considered the “stockholder of record” with respect to those shares, and the notice or these proxy materials have been sent directly to you by ThermoGenesis.

Some ThermoGenesis stockholders hold their shares through a broker, bank or other nominee, rather than directly in their own names. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the beneficial owner of those shares held in street name, and the notice or these proxy materials have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	If you are the stockholder of record of shares of ThermoGenesis common stock, you have the right to vote in person at the Annual Meeting with respect to those shares.

If you are the beneficial owner of shares of ThermoGenesis common stock, you are invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you obtain a legal proxy from your broker, bank or nominee giving you the right to vote the shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or voting instructions as described in the next Q&A so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	If you are the stockholder of record, you may instruct the proxy holders how to vote your shares by using the Internet voting site or the toll-free telephone number provided on the website to which the notice directs you or, if you have requested paper copies of the proxy materials, by completing, signing, dating and returning a requested proxy card in the provided, postage pre-paid envelope or by using the Internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the Internet and telephone voting systems are on the website and proxy card (and repeated in the box below). The Internet and telephone voting systems for stockholders of record will be available until 1:00 a.m., Pacific Time, on December 6, 2009 (the day before the Annual Meeting).

If you are the beneficial owner of shares of ThermoGenesis common stock held in street name, you have the right to direct your broker, bank or nominee on how to vote your shares. Your broker, bank or nominee has provided a notice that directs you to a website with Internet and toll-free telephone voting instructions (repeated in the box below) or, if you have requested paper copies of the proxy materials, enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

VOTE BY INTERNET
Shares Held of Record:
www.envisionreports.com/KOOL
Shares Held Through Broker, Bank or Nominee:
www.proxyvote.com
24 hours a day/7 days a week
Through 1:00 am CST, December 7, 2009
INSTRUCTIONS:
Read this Proxy Statement.
Go to the applicable website listed above.
Have your notice of internet availability of proxy materials, proxy card or voting instruction card in hand (including the control number specified on that notice or card) and follow the instructions.

VOTE BY TELEPHONE
Shares Held of Record:
1-800-652-VOTE (8683)
Shares Held Through Broker, Bank or Nominee:
1-800-454-8683
Toll-free 24 hours a day/7 days a week
Through 1:00 am CST, December 7, 2009
INSTRUCTIONS:
Read this Proxy Statement.
Call the applicable toll-free number above.
Have your notice of internet availability of proxy materials, proxy card or voting instruction card in hand (including the control number specified on that notice or card) and follow the instructions.
Q:	If I submit my proxy via the Internet, by telephone or by signing a proxy card or voting instruction card, how will it be voted?

A:	Whichever method you select to transmit your instructions, the proxy holders or your broker, bank or nominee will vote your shares in accordance with those instructions.

If you grant a proxy or provide instructions using the Internet or telephone voting systems or return a proxy card or voting instruction card without giving specific voting instructions for a proposal, your shares will be voted as recommended by our board of directors on that proposal.
If you are the beneficial owner of shares held in street name and do not provide instructions using the Internet or telephone voting systems or return the voting instruction card, your broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the uncontested election of directors and the ratification of the selection of independent auditors, but do not have discretion to vote on non-routine matters such as equity plans. For this meeting, if you do not provide specific instructions, your broker, bank or other nominee may cast your vote in its discretion for Proposal 1, the election of directors, and for Proposal 2, the ratification of the selection of the independent auditors.

Q:	Can I change or revoke my vote after I return a proxy card or voting instruction card?

A:	If you are the stockholder of record, you may revoke your proxy or change your vote by:
•	delivering to the Corporate Secretary of ThermoGenesis, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares (such written notice should be hand delivered to ThermoGenesis’ Assistant Corporate Secretary or should be sent so as to be delivered to ThermoGenesis Corp., 2711 Citrus Rd., Rancho Cordova, CA 95742, Attn: Corporate Secretary);

•	attending the Annual Meeting and voting in person; or

•	making a timely and valid later Internet or telephone vote, as the case may be, if you have previously voted on the Internet or by telephone in connection with the Annual Meeting.
If you are the beneficial owner of shares held in street name, you may change your vote by:
•	submitting new voting instructions to your broker, bank or other nominee in a timely manner; or

•	attending the Annual Meeting and voting in person, if you have obtained a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.
Q:	Can I attend the Annual Meeting?

A:	All ThermoGenesis stockholders as of the record date, October 15, 2009, or their duly appointed proxies, may attend the Annual Meeting. If you are the beneficial owner of ThermoGenesis shares held in street name, please bring proof of ownership such as a brokerage statement or letter from the broker, bank or other nominee that is the owner of record of the shares.

Q:	How many votes must be present or represented to conduct business at the Annual Meeting?

A:	The presence of a majority of the shares eligible to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Presence is determined by the stockholder entitled to vote the shares being present at the Annual Meeting or having properly submitted a proxy with respect to the shares. In compliance with Delaware General Corporate Law, abstentions and broker “non-votes” will be counted as present and entitled to vote at the Annual Meeting and are thereby included for purposes of determining whether a quorum is present at the Annual Meeting.

A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

If sufficient votes to constitute a quorum are not received by the date of the Annual Meeting, the persons named as proxies in this proxy statement may propose one or more adjournments of the meeting to permit further solicitation of proxies. Adjournment would require the affirmative vote of the holders of a majority of the outstanding shares of ThermoGenesis common stock present in person or represented by proxy at the Annual Meeting. The persons named as proxies in this proxy statement would generally exercise their authority to vote in favor of adjournment.

Q:	What is the voting requirement to approve each of the proposals?

A:	A plurality of the voting power of the shares present in person or represented by proxy at the Annual Meeting is required for the election of directors. Thus, the nominees for director receiving the highest number of affirmative votes will be elected as members of ThermoGenesis’ board of directors to serve until ThermoGenesis’ 2010 Annual Meeting of Stockholders. There is no cumulative voting in the election of directors.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy is required to ratify the appointment of Ernst & Young LLP as ThermoGenesis’ independent registered public accounting firm for the fiscal year ending June 30, 2010.

Q:	How are votes counted?

A:	With respect to the election of directors, you may vote “FOR” or “WITHHOLD” on each of the five nominees.

With respect to other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN” on each proposal. Abstentions are deemed to be votes cast and thereby have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast and thereby do not affect the outcome of the voting on the proposal.

Q:	What happens if one or more of the director nominees is unable to stand for election?

A:	The board of directors may reduce the number of directors or select a substitute nominee. In the latter case, if you have submitted your proxy via the Internet or by telephone or completed and returned your proxy card or voting instruction card, J. Melville Engle and Matthew Plavan as proxy holders, will have the discretion to vote your shares for the substitute nominee.

Q:	Where can I find the voting results of the Annual Meeting?

A:	Matthew Plavan, ThermoGenesis’ EVP, COO & CFO, will tabulate the votes and act as the inspector of election. We intend to announce preliminary voting results at the Annual Meeting. We will provide final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2010.

Q:	Who pays for the proxy solicitation process?

A:	ThermoGenesis will bear the cost of soliciting proxies, including the cost of preparing, posting and mailing proxy materials. In addition to soliciting stockholders by mail and through its regular employees, ThermoGenesis will request brokers, banks and other nominees to solicit their customers who hold shares of ThermoGenesis common stock in street name. ThermoGenesis may reimburse such brokers, banks and nominees for their reasonable, out-of-pocket expenses. ThermoGenesis may also use the services of its officers, directors and employees to solicit proxies, personally or by telephone, mail, facsimile or email, without additional compensation other than reimbursement for reasonable, out-of-pocket expenses. ThermoGenesis may use the services of a proxy solicitation firm in connection with the Annual Meeting and anticipates that the costs of such services will be less than $25,000 plus reimbursement for reasonable out-of-pocket expenses.

Q:	How do I get an additional copy of the proxy materials?

A:	If you would like an additional copy of this proxy statement or ThermoGenesis’ 2009 Form 10-K, these documents are available in digital form for download or review by visiting “Investors” www.thermogenesis.com. Alternatively, we will promptly send a copy to you upon request by mail to ThermoGenesis Corp., Attention: Assistant Corporate Secretary, 2711 Citrus Rd., Rancho Cordova, CA., or by calling Investor Relations of ThermoGenesis at (916) 858-5107. Please note, however, that if you want to receive a paper proxy card or voting instruction card or other proxy materials for purposes of the Annual Meeting, you should follow the instructions for obtaining paper copies included in the notice of internet availability of proxy materials.

Q:	How do I get proxy materials electronically?

A:	We encourage you to register to receive all future stockholder communications electronically, instead of in print. This means that the annual report, proxy statement and other correspondence will be delivered to you via email. Electronic delivery of stockholder communications helps ThermoGenesis to conserve natural resources and to save money by reducing printing, postage and service provider costs.

Stockholders of Record: If you vote your shares using the Internet at www.envisionreports.com/KOOL, please follow the prompts for enrolling in the electronic proxy delivery service.

Beneficial Owners: If you vote your shares using the Internet at www.proxyvote.com, please complete the consent form that appears on-screen at the end of the Internet voting procedure to register to receive stockholder communications electronically. Stockholders holding through a bank, broker or other nominee may also refer to information provided by the bank, broker or nominee for instructions regarding how to enroll in electronic delivery.
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OF THERMOGENESIS
     The Company has only one class of stock outstanding, its common stock. The following table sets forth certain information as of September 30, 2009 with respect to the beneficial ownership of our common stock for (i) each director, (ii) each Named Executive Officer (NEO), (iii) all of our directors and officers as a group, and (iv) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our Common Stock. As of September 30, 2009 there were 56,092,960 shares of Common Stock outstanding.
     Unless otherwise indicated, the address for each listed stockholder is: ThermoGenesis Corp., 2711 Citrus Road, Rancho Cordova, California 95742. To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

	Amount and Nature of Beneficial
Name and Address of Beneficial Owner	Ownership(1)		Percent of Class

Gruber and McBaine Capital Management, LLC 50 Osgood Place, Penthouse, San Francisco, CA 94133	4,942,908		8.8%

Winslow Management Company, LLC 99 High Street, 12th Floor Boston, MA 02110	4,509,548		8.0%

FMR LLC 82 Devonshire Street Boston, MA 02109	4,354,274		7.8%

Hubert E. Huckel, M.D.	275,334	(2)	*	%

Patrick McEnany	165,158	(3)	*	%

Woodrow A. Myers, M.D.	167,642	(4)	*	%

Tiffany Olson	33,334	(5)	*	%

Mahendra Rao, Ph.D., M.D.	33,333	(6)	*	%

J. Melville Engle	200,000		*	%

Matthew T. Plavan	277,000	(7)	*	%

John Chapman, Ph.D.	101,334	(8)	*	%

Leslie (Les) Schnoll	22,667	(9)	*	%

Menachem (Moni) Shavit	16,667	(10)	*	%

William Osgood, Ph.D.	200,000		*	%

Sandra LaCava-Wilson	1,550		*	%

Officers & Directors as a Group (13 persons)	1,494,019		2.6%

*	Less than 1%.

(1)	“Beneficial Ownership” is defined pursuant to Rule 13d-3 of the Exchange Act, and generally means any person who directly or indirectly has or shares voting or investment power with respect to a security. A person shall be deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of the security within 60 days, including, but not limited to, any right to acquire the security through the exercise of any option or warrant or through the conversion of a security. Any securities not outstanding that are subject to options or warrants shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by that person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Some of the information with respect to beneficial ownership has been furnished to us by each director or officer, as the case may be. Information with respect to each 5% or more stockholder is based solely on Schedule 13G and Schedule 13D filings made with the Securities and Exchange Commission.

(2)	Includes 210,000 common shares and 65,334 shares issuable upon the exercise of options.

(3)	Includes 107,329 common shares and 57,000 shares issuable upon the exercise of options. Also includes 829 shares owned by McEnany Holding, Inc. Mr. McEnany is the sole shareholder of McEnany Holding, Inc.

(4)	Includes 122,642 shares and 45,000 shares issuable upon the exercise of options.

(5)	Includes 25,000 common shares and 8,334 shares issuable upon the exercise of options.

(6)	Includes 25,000 common shares and 8,333 common shares issuable upon the exercise of options.

(7)	Includes 55,000 common shares and 222,000 common shares issuable upon the exercise of options.

(8)	Includes 101,334 common shares issuable upon the exercise of options.

(9)	Includes 6,000 common shares and 16,667 shares issuable upon the exercise of options.

(10)	Includes 16,667 shares issuable upon the exercise of options.
PROPOSAL NO 1. ELECTION OF DIRECTORS
General Information
     Our bylaws presently provide that the authorized number of directors may be fixed by resolution of the Board from time to time, with a minimum of not less than three (3) directors and a maximum of seven (7) directors. The Board currently has fixed the authorized number of directors at five (5) effective as of the date of the annual meeting and is actively seeking possible additional candidates for the Board whose experience and relationships will materially add to those attributes possessed by the members currently proposed for the Board.
     At the Meeting, stockholders will be asked to elect the nominees for director listed below, each of whom is a current member of the Company’s Board of Directors.
Nominees for Director
     The nominees for director have consented to being named as nominees in this Proxy Statement and have agreed to serve as directors, if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five (5) nominees named below. Woodrow A. Myers Jr. MD is not standing for re-election at the 2009 Annual meeting. If any nominee of the Company is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. The Board of Directors has no reason to believe that any of the nominees will be unavailable for election. Each Director who is elected shall hold office until the next Annual Meeting of Stockholders, or until the earlier of their death, resignation or removal, or until such Director’s successor is elected and qualified.

     The following sets forth the persons nominated by the Board of Directors for election and certain information with respect to those individuals:

Nominee	Age
Hubert E. Huckel, M.D.	78
Patrick McEnany	62
Tiffany Olson	50
Mahendra Rao, Ph.D., M.D.	48
J. Melville Engle	59
Biographies

Hubert E. Huckel, M.D., Chairman	Director since 1997
     Dr. Huckel joined the Board of Directors in 1997. He has served as Chairman of the Board of Directors since September 2007. He is a co-founder of Catalyst Pharmaceutical Partners, Inc. (CPRX), a specialty pharmaceutical company and is a member of the board of directors. In addition, he is on the Board of Directors of Titan Pharmaceuticals, Inc. (TTP), a biopharmaceutical company and Concordia Pharmaceuticals. He spent 29 years with the Hoechst Group (“Hoechst” now “Sanofi-Aventis”), and was at the time of his retirement, Executive Chairman of the Board of Hoechst-Roussel Pharmaceuticals, Inc. Dr. Huckel received his M.D. degree from the University of Vienna, Austria, and is a member of the Rockefeller University Council.

Patrick McEnany	Director rejoined in 1997
     Mr. McEnany rejoined the Board of Directors in 1997. Mr. McEnany is co-founder, Chairman, President and Chief Executive Officer of Catalyst Pharmaceutical Partners, Inc., a specialty pharmaceutical company. Mr. McEnany has served as Catalyst’s Chief Executive Officer (CEO) and a director since its formation in January 2002. From 1991 to April of 1997, Mr. McEnany was Chairman and President of Royce Laboratories, Inc., a Miami, Florida based manufacturer of generic prescription drugs. From 1997 to 1998, after the merger of Royce Laboratories, Inc., into Watson Pharmaceuticals, Inc., Mr. McEnany served as President of the wholly-owned Royce Laboratories subsidiary and Vice President of Corporate Development for Watson Pharmaceuticals, Inc. From 1993 through 1997, he also served as Vice Chairman and director of the National Association of Pharmaceutical Manufacturers. He currently serves on the Board of Directors for Renal CarePartners, Inc., an operator of kidney dialysis centers, and Jackson Memorial Hospital Foundation.

Tiffany Olson	Director since 2008
     Ms. Olson was appointed to the Board of Directors on August 1, 2008. Ms. Olson is the former President and CEO of Roche Diagnostics Corporation. Prior to her assignment as President and CEO, she held several positions with increasing responsibilities at Roche from 1997 until she resigned in May 2008. Before joining Roche Diagnostics, Ms. Olson was the owner of Resource Consulting Services, a healthcare market research and new venture project management business. She currently serves on the Board of Directors for Little Rapids Corporation, Ativa Medical and Exosome Diagnostics, Inc, Community Health Network and Simon Youth

Foundation. Ms. Olson holds an MBA from the University of St. Thomas (St. Paul, Minnesota) and a BS in Business from the University of Minnesota, School of Management.

Mahendra Rao, Ph.D., M.D.	Director since 2008
     Dr. Rao joined the board in March 2008. He has been the Vice President, Regenerative Medicine at Invitrogen (IVGN) since January 2006. From May 2001 through October 2005 he was Stem Cell Section Chief and Senior Investigator at the National Institute on Aging’s Laboratory of Neuroscience. He has also held associate professor positions at both the Johns Hopkins University and the University of Utah Schools of Medicine, and at the National Center for Biological Science in India. Dr. Rao has served as Chairman of the FDA’s Cell and Gene Therapy Advisory Committee and is the founder of Q Therapeutics, a company working on the development of cellular therapy to treat multiple sclerosis. He holds degrees from Bombay University in India and earned his Ph.D. in Biology from California Institute of Technology. He also conducted post-doctorate studies at Case Western Reserve University and Caltech.

J. Melville Engle	Director since 2009
     Mr. Engle joined the Company in April 2009 as Chief Executive Officer. He was appointed to the Board of Directors in June 2009. Prior to joining the Company, Mr. Engle was Chief Executive Officer of Raydiance, Inc., a laser technology company. For six years he served as President and Chief Executive Officer of Dey LP, a $600 million specialty pharmaceutical company, an affiliate of Merck KGaA. While at Dey, he served as Regional Director, North America, for the Merck Generics Group. He also served as Chairman, President and Chief Executive Officer of Anika Therapeutics, Inc., a publicly traded medical device company, and held senior financial, operations and sales positions at Allergan, Inc. Mr. Engle is currently a member of the board of directors of Oxygen Biotherapeutics (OXBO), a company developing pharmaceuticals and medical devices in the field of oxygen therapeutics and continuous substrate monitoring. In 2002 the Securities and Exchange Commission advised Mr. Engle it intended to institute a cease and desist proceeding against him alleging violations of Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934, and Rules 12b-20, 13a-1, and 13a-13 thereunder, which pertain to the filing of periodic reports without false or misleading statements, proper and accurate recording and accounting for revenue and financial transactions, and establishing and maintaining internal accounting control procedures and processes designed to correctly record and report financial information and prevent fraud. Without admitting or denying allegations, Mr. Engle agreed under a settlement offer to the entry of an order in January 2003 requiring him to cease and desist from committing or causing any future violations of the statutory provisions and rules noted above and Rule 13b2-1. Mr. Engle holds a B.S. in Accounting from the University of Colorado and an M.B.A. in Finance from the University of Southern California.
RECOMMENDATION OF THE BOARD
     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE AND BOARD OF DIRECTOR MATTERS
Governance and Nominating Committee
     The Governance and Nominating Committee was formed during fiscal 2007 to address general governance and policy oversight; succession planning; to identify qualified individuals to become prospective Board Members and make recommendations regarding nominations for the Board of Directors; to advise the Board with respect to appropriate composition of Board committees; to advise the Board about and develop and recommend to the Board appropriate corporate governance documents and assist the Board in implementing guidelines; to oversee the annual evaluation of the Board and the Company’s Chief Executive Officer, and to perform such other functions as the Board may assign to the committee from time to time. The Governance and Nominating Committee has a Charter which is available on the Company’s website at www.thermogenesis.com. The Governance and Nominating Committee consists of four independent directors: Mr. McEnany (Governance and Nominating Committee Chairman), Dr. Huckel, Dr. Myers and Ms. Olson.
Audit Committee
     The Audit Committee of the Board of Directors makes recommendations regarding the retention of the independent registered public accounting firm, reviews the scope of the annual audit undertaken by our independent registered public accounting firm and the progress and results of their work, reviews our financial statements, and oversees the internal controls over financial reporting and corporate programs to ensure compliance with applicable laws. The Audit Committee reviews the services performed by the independent registered public accounting firm and determines whether they are compatible with maintaining the registered public accounting firm’s independence. The Audit Committee has a Charter, which is reviewed annually and as may be required due to changes in industry accounting practices or the promulgation of new rules or guidance documents. The Audit Committee Charter is available on the Company’s website at www.thermogenesis.com. The Audit Committee consists of three independent directors as determined by NASD listing standards: Mr. McEnany (Audit Committee Chairman), Dr. Huckel and Dr. Myers. Mr. McEnany is qualified as an Audit Committee Financial Expert as defined in Regulation S-K Item 407(d)(5)(ii).
Compensation Committee
     The Compensation Committee of the Board of Directors reviews and approves executive compensation policies and practices, reviews salaries and bonuses for our CEO & CFO, administers the Company’s stock option plans and other benefit plans, and considers other matters as may, from time to time, be referred to them by the Board of Directors. The Compensation Committee has a charter which is available on the Company’s website at www.thermogenesis.com. The members of the Compensation Committee are Dr. Myers (Compensation Committee Chairman), Dr. Huckel, Mr. McEnany and Ms. Olson.
Compensation Committee Interlocks and Insider Participation
     During the last completed fiscal year, Dr. Huckel, Mr. McEnany, Dr. Myers and Ms. Olson and served on our Compensation Committee. None of the members of our Compensation Committee were at any time an officer or employee of ours. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more executive officers serving as a member of our Compensation Committee.
Strategic Assessments Committee
     The Strategic Assessments Committee of the Board, formed in May 2008, is responsible for oversight on strategic initiatives, to respond to strategic initiatives that are not in the ordinary course of business, and to assist and advise management with respect to, and monitor and oversee on behalf of the Board, corporate development activities and strategic alternatives under consideration from time to time by the Company, including, but not limited to, acquisitions, strategic alliances, joint ventures, divestitures, mergers, and other similar corporate transactions. The members of the Strategic Assessments Committee are Ms. Olson (Strategic Assessments Committee Chairperson), Dr. Huckel, Mr. McEnany and Dr. Rao. The committee was suspended July 2009.
Nominations to the Board of Directors
     Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the medical device industry. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.
     The Board of Directors has a Governance and Nominating Committee. The Board believes given the diverse skills and experience required to grow the Company that the input of all members is important for considering the qualifications of individuals to serve as directors. In fiscal 2007, the Governance & Nominating Committee retained DHR International, Inc. to identify potential Board of Director candidates. The Governance and Nominating Committee recommends a slate of directors for election at the annual meeting. In accordance with Nasdaq rules, the slate of nominees is approved by a majority of the independent directors. Dr. Huckel, Mr. McEnany, Dr. Myers and Ms. Olson, each members of the Governance and Nominating Committee, are independent as defined in the NASD listing standards.
     In carrying out its responsibilities, the Board will consider candidates suggested by stockholders. If a stockholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws. Suggestions for candidates to be evaluated by the Nominating Committee must be sent to Assistant Corporate Secretary, 2711 Citrus Road, Rancho Cordova, California 95742.
     In fiscal 2009, the Board of Directors met thirteen (13) times, the Audit Committee met five (5) times, the Compensation Committee met three (3) times, the Governance and Nominating Committee met two (2) times, the Strategic Assessments Committee met one (1) time and the Executive Committee met four (4) times. Each director attended all of the meetings of the Board of Directors held while serving as a director, except Dr. Myers and Dr Rao who missed one (1) meeting each. Each director attended all of the meetings of the committees upon which he served, except Dr. Myers, who missed one (1) audit committee meeting and one (1) compensation committee meeting. All Directors attended the 2008 annual meeting of stockholders, except for Dr. Myers. The Board requires all Directors to attend the annual stockholder meeting unless there is an emergency.
     Stockholders may send communications to the Board by mail to the Chairman of the Board, ThermoGenesis Corp., 2711 Citrus Road, Rancho Cordova, California 95742.
Section 16(a) Beneficial Ownership Reporting Compliance
     Based solely upon a review of Forms 3, 4 and 5 delivered to the Company as filed with the Securities and Exchange Commission, directors and officers of the Company and persons who own more than 10% of the Company’s common stock timely filed all required reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, except Mr. Plavan who was late filing a Form 4 for one January 9, 2009 transaction that was subsequently filed on Form 4 on January 16, 2009.
Legal Proceedings
     The Company and its property are not a party to any pending legal proceedings. In the normal course of operations, the Company may have disagreements or disputes with employees, vendors or customers. These disputes are seen by the Company’s management as a normal part of business, and there are no pending actions currently or no threatened actions that management believes would have a significant material impact on the Company’s financial position, results of operations or cash flows.
Board Operating and Governance Guidelines
     Our Board of Directors has adopted a number of operating and governance guidelines, including the following:
•	Majority of the members of the board should be independent directors;

•	Formalization of the ability of each committee to retain independent advisors;

•	Performance of an annual assessment of the Board’s performance by the Governance and Nominating Committee;

•	Directors will have open access to the Company’s management; and

•	Independent directors may meet in executive session prior to or after each regularly scheduled Board meeting.
A copy of our Board Operating and Governance Guidelines may be found on our website, www.thermogenesis.com.
Code of Ethics
     We have adopted a code of ethics that applies to all employees including our CEO, CFO, Controller or any person performing similar functions. A copy of our code of ethics can be found on our website at www.thermogenesis.com. The Company will report any amendment or wavier to the code of ethics on our website within five (5) days.

COMPENSATION OF DIRECTORS
     All of our non-employee directors earned director compensation in 2009 in the form of retainers and meeting fees as set forth in the following table.

Annual non-executive chairman of the board retainer	$60,000
Quarterly director retainer	$6,000
Annual retainer for chairman of a committee	$5,000
Fee for each board meeting attended	$1,500
Fee for each committee meeting attended	$1,000
     In addition, we reimburse our directors for their reasonable expenses incurred in attending meetings of the Board and its committees.
     On the first business day of the fiscal year, each of our non-employee directors who have served for one full year automatically receives a nonqualified stock option grant of 15,000 shares. Upon the initial election of any new non-employee director, the director receives a nonqualified stock option grant of 25,000 shares. In both instances, the exercise price is equal to the closing price of the common stock on the date of grant. The options vest over three years and the director continues to vest in the option even if service has terminated.
Director Compensation Table
     The following table sets forth the compensation received by each of the Company’s non-employee Directors. Each non-employee director is considered independent under NASD listing standards. Mr. Engle, the Chief Executive Officer of the Company and Mr. Osgood, the former Chief Executive Officer were members of the Board of Directors in fiscal 2009 and received no additional compensation for serving on the Board. Their compensation is described in the Summary Compensation Table below.

	Fees Earned
	or Paid in	Stock	Option
	Cash	Awards(1)	Awards(2)(3)		Total
Name	($)	($)	($)		($)
Dr. Hubert Huckel	121,000	—	9,000	(4)	130,000
Mr. Patrick McEnany	71,000	—	9,000	(4)	80,000
Dr. Woodrow Myers	60,000	—	9,000	(4)	69,000
Ms. Tiffany Olson	88,000	14,000	19,000	(5)	121,000
Dr. Mahendra Rao	77,000	14,000	—		91,000

(1)	Represents the dollar amount recognized for financial statement reporting purposes in fiscal year 2009. These amounts have been calculated in accordance with FAS123R using the market price of our stock on the date of grant.

(2)	The amounts reported in the Option Awards column reflect the dollar amounts recognized as stock-based compensation expense in fiscal 2009 for financial accounting purposes (excluding the effect of any estimate of future forfeitures, and reflecting the effect of any actual forfeitures) determined in accordance with FAS 123R. See Note 1 of Notes to Consolidated Financial Statements set forth in our Annual Report on Form 10-K for fiscal 2009 for the assumptions used in determining such amounts.

(3)	The following table sets forth the aggregate number of option awards held by each non-employee director as of June 30, 2009:

Aggregate Number of
Name	Option Awards
Dr. Hubert Huckel	92,000
Mr. Patrick McEnany	67,000
Dr. Woodrow Myers	55,000
Ms. Tiffany Olson	25,000
Dr. Mahendra Rao	25,000

(4)	$9,000 reflects the grant date fair value of the annual option awarded to existing directors who have served for one full year.

(5)	Amount shown relates to Ms. Olson’s grant of 25,000 shares upon her appointment in August 2008 and reflects the grant date fair value of this award.
EXECUTIVE OFFICERS
     Set forth below is information about the executive officers of the Company:

Name	Position	Age

Mr. J. Melville Engle	Chief Executive Officer as of April 14, 2009	59
Mr. Matthew T. Plavan	EVP, CFO until December 3, 2008, then interim CEO and CFO until April 14, 2009 then EVP, COO & CFO	45
Dr. John Chapman, Ph.D.	V.P. of Scientific Affairs and Business Development	55
Mr. Les Schnoll	V.P., Quality & Regulatory Affairs until September 28, 2009	60
Mr. Moni Shavit	V.P. of Engineering	59
Dr. William R. Osgood, Ph.D.	Former Chief Executive Officer until December 3, 2008	64
Ms. Sandra LaCava-Wilson	Former V.P. of Sales until June 4, 2009	42
     The Board of Directors appoints the executive officers. Executive officers serve at the pleasure of the Board. There are no family relationships between any of the directors, executive officers or key employees.

Biographies
     The biography for Mr. Engle can be found under Proposal 1 — Election of Directors.
     Mr. Matthew Plavan joined ThermoGenesis in May of 2005 as Chief Financial Officer. On September 23, 2008, the Compensation Committee promoted Mr. Plavan to Executive Vice President and Chief Financial Officer. From December 3, 2008 through April 14, 2009, he served as interim Chief Executive Officer and on April 14, 2009 Mr. Plavan was named Chief Operating officer while continuing to serve as EVP and CFO. Before joining the Company, Mr. Plavan served from 2002 to 2005 as Chief Financial Officer of StrionAir, Inc., an air purification product development and marketing company. Prior to that, Mr. Plavan was the Chief Financial Officer for a wireless device management company, Reason Inc., from 2000 to 2002. During the preceding seven years, 1993 through 2000, Mr. Plavan served in a number of key financial and operating leadership roles within McKesson and McKesson-acquired companies, including most recently, Vice President of Finance for a $300 million ehealth division. Prior to that, Mr. Plavan was an audit manager in the Audit and Risk Advisory Services group of Ernst & Young LLP. Mr. Plavan became a Certified Public Accountant in 1992. Mr. Plavan earned his bachelor’s degree in business economics from the University of California at Santa Barbara.
     Dr. John Chapman, Ph.D. joined the Company in June 2005 as the Executive Director of Scientific Affairs and was promoted to Vice President of Scientific Affairs in March 2006. Dr. Chapman was appointed Vice President of Research & Development and Scientific Affairs in August 2007 and upon the hiring of a Vice President of Research & Development in August 2008, his title changed to Vice President of Scientific and Clinical Affairs. In June 2009 his titled changed to Vice President of Scientific Affairs and Business Development. Prior to joining the Company, Dr. Chapman was Sr. Vice President of Research and Development at V.I. Technologies (Vitex). Prior to joining Vitex, he had 16 years of experience working for Baxter Healthcare in the divisions of Applied Sciences and Transfusion Therapies. Dr. Chapman earned his Bachelor of Science Degree in Chemistry from West Texas State University and his Doctor of Philosophy Degree in Interdisciplinary Toxicology from the University of Arkansas for Medical Sciences.
     Mr. Leslie (Les) Schnoll joined ThermoGenesis in June 2008 as Vice President, Quality and Regulatory Affairs. He brings more than 30 years of experience in quality and regulatory compliance management in the medical device, pharmaceutical, and clinical/pre-clinical industries. Before joining the Company, Mr. Schnoll served in a number of key quality and regulatory roles at Theravance, Solectron, Hill-Rom, Gliatech, Cyberonics, Southern Research Institute, KPMG Quality Registrar, and Dow Corning Corporation. He holds a Juris Doctor in health law from Concord University School of Law, a Master of Business Administration from Central Michigan University, a Master of Science degree in microbiology from Villanova University, and a Bachelor of Science degree in biology from Ursinus College. Mr. Schnoll is also the author of The CE Mark: Understanding the Medical Device Directives and The Regulatory Compliance Almanac, published by Paton Press. Mr. Schnoll severed from the Company on September 28, 2009.
     Mr. Menachem (Moni) Shavit joined ThermoGenesis in August 2008 as Vice President of Research & Development and in March 2009 he was appointed Vice President of

Engineering. He brings more than 20 years of experience in Research & Development to ThermoGenesis. Before joining the Company, Mr. Shavit worked at several medical companies, including Medivision, Medical Imaging, Ltd., Biogenics, Ltd., Stryker GI and most recently TRIG Medical, Inc. He holds an MS in Electrical Engineering (Bio-Medical and Signal Processing) and a BS in Electrical Engineering (Bio-Medical and Signal Processing) from Polytechnic University of New York.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section with management and recommends that the Compensation Discussion and Analysis section be included in this proxy statement and included or incorporated by reference in the Company’s Annual Report on Form 10-K.
Respectfully Submitted,
THERMOGENESIS CORP.
COMPENSATION COMMITTEE
Dr. Woodrow Myers, M.D., Chairman
Dr. Hubert Huckel, M.D.
Mr. Patrick McEnany
Ms. Tiffany Olson
Independent Directors of the Company
COMPENSATION DISCUSSION AND ANALYSIS
     This compensation discussion and analysis describes the material elements of the Company’s compensation programs as they relate to our executive officers who are listed in the compensation tables appearing elsewhere in this proxy statement. This compensation discussion and analysis focuses on the information contained in the following tables and related footnotes, but also describes other arrangements and actions taken since the end of fiscal 2009 to the extent such discussion enhances the understanding of our executive compensation for fiscal 2009. Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2009, as well as the other individuals included in the Summary Compensation Table, are referred to as the “named executive officers.”
Overview of Compensation Committee Role and Responsibilities
     The Compensation Committee of the Board of Directors oversees our compensation plans and policies, reviews and approves all decisions concerning the Chief Executive Officer and Chief Financial Officer’s compensation, which may further be approved by the Board, and administers our stock option and equity plans, including reviewing and approving stock option grants and equity awards under the plans. The Compensation Committee’s membership is determined by the Board and is composed entirely of independent directors.
     Management plays a role in the compensation-setting process. The most significant aspects of management’s role are to evaluate employee performance and recommend salary levels and equity compensation awards. Our Chief Executive Officer often makes recommendations to the Compensation Committee and the Board concerning compensation for other executive officers. Our Chief Executive Officer is a member of the Board but does not participate in Board decisions regarding any aspect of his own compensation. The Compensation Committee can retain independent advisors or consultants and has done so in the past.
Compensation Committee Process
     The Compensation Committee reviews executive compensation upon the signing of an employment agreement, an increase in responsibilities or other factors. With respect to equity compensation awarded to other employees, the Compensation Committee or the Board grants stock options, often after receiving a recommendation from our Chief Executive Officer. The Compensation Committee also evaluates proposals for incentive and performance equity awards, and other compensation, and is currently studying peer groups to assess criteria for such plans.
Compensation Philosophy
     The Compensation Committee emphasizes the important link between the Company’s performance, which ultimately affects stockholder value, and the compensation of its executives. Therefore, the primary goal of the Company’s executive compensation policy is to try to align the interests of the executive officers with the interests of the stockholders. In order to achieve this goal, the Company attempts to, (i) offer compensation opportunities that attract and retain executives whose abilities and skills are critical to the long-term success of the Company and reward them for their efforts in ensuring the success of the Company, (ii) align the Company’s compensation programs with the Company’s long-term business strategies and objectives, and (iii) provide variable compensation opportunities that are directly linked to the Company’s performance and stockholder value, including an equity stake in the Company. Our named executive officers’ compensation utilizes two primary components — base salary and long-term equity compensation — to achieve these goals. Additionally, the Compensation Committee may award discretionary bonuses to certain executives based on the individual’s contribution to the achievement of the Company’s strategic objectives.
Setting Executive Compensation
     We fix executive base compensation at a level we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the compensation that is paid by companies that we believe to be our competitors and by other companies with which we believe we generally compete for executives. The Compensation Committee reviewed a comprehensive comparison of the compensation and equity incentives paid to the Company’s Chief Financial Officer with that paid to similarly situated executives in the peer group. The peer group companies included in this fiscal 2008 assessment include Aastrom Biosciences, CardioTech, Cell Therapeutics, Cerus, CryoLife, Cytori, Dendreon, Endocare, Geron, Immunomedics, LifeCell and Stemcells Inc. In adjusting salaries, the Compensation Committee has historically set base salary at the midpoint of the range. Based on the executives experience and level of responsibility, salary may be set above or below the midpoint of the range. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between the components of base salary, long term equity compensation or discretionary bonuses. Also, there are no formal or informal policies regarding allocation between long-term and currently paid out compensation or between cash and non-cash compensation. This is due to the need to tailor each executive officer’s compensation to attract and retain that executive officer. Further, the Compensation Committee periodically reviews peer group compensation.
Base Salary
     The Company provides executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Subject to the provisions contained in employment agreements with executive officers concerning base salary amounts, base salaries of the executive officers are established based upon compensation data of comparable companies in our market, the executive’s job responsibilities, level of experience, individual performance and contribution to the business. We believe it is important for the Company to provide adequate fixed compensation to highly qualified executives in our competitive industry. In making base salary decisions, the Compensation Committee uses its discretion and judgment based upon personal knowledge of industry practice but does not apply any specific formula to determine the base salaries for the executive officers.
     Chief Executive Officer. In August 2007, the Company entered into an employment agreement with Dr. Osgood whereby Dr. Osgood agreed to serve as Chief Executive Officer. The agreement provided a base salary rate of at least $345,000 per year, subject to annual increases as may be determined. The Compensation Committee did not adjust Dr. Osgood’s base salary through fiscal 2009. Effective December 3, 2008, Dr. Osgood resigned from his position.
     Interim Chief Executive Officer and Chief Financial Officer. In May 2008, at the conclusion of the existing employment agreement, the Company entered into an employment agreement with Mr. Plavan whereby Mr. Plavan agreed to serve as Chief Financial Officer. The agreement provided for a base salary rate of at least $275,000 per year, subject to annual increases as may be determined. The Compensation Committee did not adjust Mr. Plavan’s base salary through fiscal 2009.
     Chief Executive Officer. In April 2009, the Company entered into an employment agreement with Mr. Engle whereby Mr. Engle agreed to serve as Chief Executive Officer. The agreement provided a base salary rate $350,000 per year subject to annual increases as may be determined.
     Vice President of Scientific Affairs and Business Development. On August 22, 2007, Dr. Chapman was appointed Vice President, Research and Development and Scientific Affairs and his annual base salary was increased to $215,000 per year, subject to annual increases as may be determined. In August 2008 upon the hiring of the Vice President of Research and Development, Dr. Chapman was appointed Vice President of Scientific and Clinical Affairs and in June 2009 he was appointed Vice President of Scientific Affairs and Business Development. The Compensation Committee did not adjust Dr. Chapman’s salary in fiscal 2009.

     Vice President of Quality and Regulatory Affairs. In June 2008, Mr. Schnoll joined the Company as Vice President of Quality and Regulatory Affairs with an annual base salary of $210,000, subject to adjustment from time to time. The Compensation Committee did not adjust Mr. Schnoll’s base salary in fiscal 2009. Mr. Schnoll severed from his position in September 2009.
     Vice President of Engineering. In August 2008, Mr. Shavit joined the Company as Vice President of Research and Development with an annual base salary of $200,000. In March 2009, Mr. Shavit was appointed Vice President of Engineering and his annual salary was increased to $215,000.
     Vice President of Sales. Upon her promotion to Vice President of Sales in August 2007, Ms. LaCava-Wilson’s base salary was increased to $175,000 per year. Ms. LaCava-Wilson severed from her position on June 4, 2009.
401(k) Plan
     The Company maintains a retirement savings plan, or 401(k) Plan, for the benefit of our executives and employees. Our 401(k) Plan is intended to qualify as a defined contribution arrangement under the Internal Revenue Code (Code). Participants may elect to defer a percentage of their eligible pretax earnings each year or contribute a fixed amount per pay period up to the maximum contribution permitted by the Code. All participants’ plan accounts are 100% vested at all times. All assets of our 401(k) plan are currently invested, subject to participant-directed elections, in a variety of mutual funds chosen from time to time by the Plan Administrator. Distribution of a participant’s vested interest generally occurs upon termination of employment, including by reason of retirement, death or disability. Historically, we have not made matching contributions to the 401(k) Plan.
Perquisites and Other Personal Benefits
     The Company’s executive officers participate in the Company’s other benefit plans on the same terms as other employees. These plans include medical, dental, life and disability insurance. Relocation benefits also are reimbursed and are individually negotiated when they occur. The Company reimburses each executive officer for all reasonable business and other expenses incurred by them in connection with the performance of their duties and obligations under their employment agreements. The Company does not provide named executive officers with any significant perquisites or other personal benefits.

Accounting and Tax Considerations
     Effective July 1, 2005, we adopted the fair value recognition provisions of Financial Accounting Standards Board (FASB) Statement No. 123R, “Share-Based Payment”, or Statement of Financial Accounting Standard (SFAS) No. 123R. Under SFAS No. 123R, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. Compensation expense and tax considerations relating to the expense of stock options under Financial Accounting Standards (FAS) 123R are one of the many factors considered in the determination of stock option awards. With respect to equity compensation awards, any gain recognized by employees from the exercise of nonqualified options with an exercise price equal to the fair market value of the shares on the date of grant should be deductible. In addition, if we grant restricted stock that is not subject to performance vesting, they may not be fully deductible by us at the time the award is otherwise taxable to employees.
     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of up to $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation.” To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals and due to the Company’s substantial net operating loss carry forwards, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. The Compensation Committee intends to continue to evaluate the effects of the compensation limits of Section 162(m) and to grant compensation awards in the future in a manner consistent with the best interests of the Company and it’s shareholders.

COMPENSATION OF NAMED EXECUTIVE OFFICERS
Summary Compensation Table
     The following table sets forth certain information regarding the compensation paid to our named executive officers for all of the services they rendered to the Company.
SUMMARY COMPENSATION TABLE

						Stock	Option	All Other
						Awards	Awards	Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)		($)(1)	($)(1)	($)		Total ($)
J. Melville Engle	2009	73,000	(2)	—		—	16,000	$4,000	(3)	93,000
Chief Executive Officer

Matthew T. Plavan	2009	275,000		30,000		8,000	140,000	7,000	(4)	460,000
EVP, Chief Operating Officer,	2008	233,000		—		14,000	107,000	6,000	(4)	360,000
Chief Financial Officer	2007	199,981		—		19,833	56,602	4,219	(4)	280,635

John Chapman, Ph.D.	2009	215,000		—		—	70,000	7,000	(4)	292,000
V.P., Scientific Affairs &	2008	210,000		—		—	63,000	8,000	(4)	281,000
Business Development	2007	175,000		—		—	40,463	5,553	(4)	221,016

Les Schnoll	2009	210,000		—		—	15,000	64,000	(5)	289,000
V.P., Quality & Regulatory Affairs

Moni Shavit	2009	178,000	(2)	50,000	(6)	—	17,000	25,000	(7)	270,000
V.P., Research & Development

William R. Osgood, Ph.D.	2009	150,000	(2)	—		—	20,000	437,000	(8)	607,000
Former, Chief Executive Officer	2008	341,000		—		—	102,000	89,000	(9)	532,000
	2007	136,000	(2)	—		—	43,515	19,225	(10)	198,740

Sandra LaCava-Wilson	2009	151,000	(2)	32,000	(11)	—	2,000	99,000	(12)	284,000
Former, V.P., Sales	2008	146,000		67,000	(11)	—	16,000	—		229,000

(1)	The amounts reported in the Stock Awards and Option Awards columns reflect the dollar amounts recognized as stock-based compensation expense in fiscal 2007, 2008 and 2009 for financial accounting purposes (excluding the effect of any estimate of future forfeitures, and reflecting the effect of any actual forfeitures) determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (FAS 123R). See Note 1 of Notes to Consolidated Financial Statements set forth in our Annual Report on Form 10-K for fiscal 2009 for the assumptions used in determining such amounts.

(2)	Represents payment for a partial year of employment.

(3)	Represents payment for an auto allowance.

(4)	Represents accrued vacation pay.

(5)	Represents payment for reimbursable expenses related to relocation activities per Mr. Schnoll’s offer letter.

(6)	Represents a hiring bonus.

(7)	Represents reimbursement of living expenses for temporary housing.

(8)	Represents $373,000 of severance pay, $58,000 for reimbursement of living expenses for residence and $6,000 accrued vacation.

(9)	Represents payment of $65,000 for reimbursement of living expenses for former residence prior to sale of residence, $20,000 for reimbursable expenses related to relocation activities per Dr. Osgood’s employment agreement and $4,000 in accrued vacation.

(10)	Represents payment for reimbursable expenses related to relocation activities per Dr. Osgood’s employment agreement.

(11)	Represents commission payments as Vice President of Sales.

(12)	Represents $88,000 in severance pay, $5,000 auto allowance and $6,000 in accrued vacation.
Grants of Plan-Based Awards for 2009
     The following table provides information relating to stock and options awarded during the fiscal year ended June 30, 2009.

				All Other
			All Other Stock	Option Awards:
			Awards:	Number of	Exercise or		Grant Date Fair
			Number of	Securities	Base Price of		Value of Stock
	Grant		Shares of Stock	Underlying	Option Awards		and Option
Name	Date	Date of Meeting	or Units (#)	Options (#)	($/SH)(1)		Awards

J. Melville Engle	4/16/09	3/30/09(2)	—	700,000		$0.58		$237,000

Matthew Plavan	1/9/09(3) 1/30/09(4)	1/9/09 1/30/09	15,000 —	50,000 100,000	$ $	0.56 0.77	$ $	24,000 44,000

John Chapman	1/30/09(4)	1/30/09	—	70,000		$0.77		$31,000

Les Schnoll	1/30/09(4)	1/30/09	—	70,000		$0.77		$31,000

Moni Shavit	8/18/08 1/30/09(4)	8/21/08(5) 1/30/09	— —	50,000 70,000	$ $	1.83 0.77	$ $	43,000 31,000

William Osgood	8/21/08(6)	8/21/08	—	5,333		$1.74		$4,000

Sandra LaCava-Wilson	1/30/09(4)	1/30/09	—	70,000		$0.77		$31,000

(1)	The exercise price of the options is equal to the closing market price of the common stock on the grant date.

(2)	At the March 30, 2009 Board of Directors meeting, the grant date of the option awards was set as April 16, 2009 the second day following the public announcement of the new Chief Executive Officer. The option award shown vests one-third April 16, 2010, one-third April 16, 2011 and one-third April 16, 2012.

(3)	The option award shown vests one-third January 9, 2010, one-third January 9, 2011 and one-third January 9, 2012.

(4)	The option award shown vests one-third January 30, 2010, one-third January 30, 2011 and one-third January 30, 2012.

(5)	At the August 21, 2008 Compensation Committee meeting, the grant date of the option awards was set as August 18, 2008, the effective date of hire. The option award vests one-third August 18, 2009, one-third August 18, 2010 and one-third August 18, 2012.

(6)	The option award shown vests one-third August 21, 2009, one-third August 21, 2010 and one-third August 21, 2011.

Outstanding Equity Awards at Fiscal Year-End
     The following table provides information about outstanding option and stock awards held by the named executive officers as of June 30, 2009. The awards granted in fiscal 2009 are also disclosed in the Grants of Plan-Based Awards Table and the related compensation cost is disclosed in the Summary Compensation Table.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised		Option	Option
	Options (#)	Options (#)		Exercise	Expiration
Name	Exercisable	Unexercisable		Price ($)	Date

J. Melville Engle	—	700,000	(1)	$0.58	4/16/13

Matthew Plavan	72,000	18,000	(2)	$4.01	5/31/12
	58,333	116,667	(3)	$2.31	8/10/11
	33,334	66,666	(4)	$1.48	5/31/12
	—	50,000	(5)	$0.56	1/9/13
	—	100,000	(6)	$0.77	1/30/13

John Chapman	48,000	12,000	(7)	$4.30	6/13/12
	26,667	53,333	(3)	$2.31	8/10/11
	—	70,000	(6)	$0.77	1/30/13

Les Schnoll	16,667	33,333	(8)	$1.49	6/12/12	(9)
	—	70,000	(6)	$0.77	1/30/13	(10)

Moni Shavit	—	50,000	(11)	$1.83	8/18/12
	—	70,000	(6)	$0.77	1/30/13

Sandra LaCava-Wilson	4,650	—		$3.58	8/9/09
	889	—		$4.11	9/2/09
	890	—		$4.11	9/2/09
	850	—		$2.88	9/2/09
	850			$2.88	9/2/09
	16,000			$2.31	9/2/09

(1)	233,333 options to vest on each April 16, 2010, April 16, 2011 and April 16, 2012.

(2)	18,000 options to vest on May 31, 2010.

(3)	One-half vests on each of August 10, 2009 and August 10, 2010.

(4)	One-half vests on each of May 31, 2010 and May 31, 2011.

(5)	One-third vests on each of January 9, 2010, January 9, 2011 and January 9, 2012.

(6)	One-third vests on each of January 30, 2010, January 30, 2011 and January 30, 2012.

(7)	12,000 options to vest on June 13, 2010.

(8)	One-half vests on each of June 12, 2010 and June 12, 2011.

(9)	June 12, 2012 is the option expiration date at fiscal year-end. As of September 28, 2009, Mr. Schnoll’s date of termination, 33,000 options expired immediately and 16,667 expire December 27, 2009.

(10)	January 30, 2013 is the option expiration date at fiscal year-end. As of September 28, 2009, Mr. Schnoll’s date of termination, the 70,000 options expired immediately.

(11)	One-third vests on each of August 18, 2009, August 18, 2010 and August 18, 2011.
Option Exercises and Stock Vested for 2009
     The following table provides information about stock options exercised and stocks vested by the named executive officers during the fiscal year ended June 30, 2009.

	Option Awards		Stock Awards
Number of
	Shares		Number of Shares	Value
	Acquired on	Value Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)(1)

Matt Plavan	—	—	15,000	8,000

(1)	The amount shown in the Value Realized on Vesting column represents the fair market value of our common stock on the date of vesting.
Potential Payments upon Termination and Change in Control
     The following table describes the potential payments upon a hypothetical termination without cause or due to a change of control of the Company on June 30, 2009 for the NEO’s. The actual amounts that may be paid upon an executive’s termination of employment can only be determined at the actual time of such termination.

			Termination
			Following a
	Termination		Change of
	Without Cause ($)		Control(1) ($)

Employment Agreement
J. Melville Engle	262,500	(2)	525,000
Matt Plavan	288,000	(3)	825,000
Offer Letter or Change in Control Agreements
Moni Shavit	215,000	(3)	430,000
Stock Options(4)

(1)	Payable in a lump-sum payment.

(2)	Payable in biweekly installments for nine months.

(3)	Payable in biweekly installments for one year.

(4)	This table does not include an estimate for the acceleration of vesting of stock options upon a change of control as this benefit is available to all employees with outstanding stock options as provided in the Equity Plans at the discretion of the Plan Administrator.
Under the employment agreement of Mr. Engle “cause” is defined as:
(i)	willful or habitual breach of Executive’s duties;

(ii)	fraud, dishonesty, deliberate injury or intentional material misrepresentation by Executive to Employer or any others;

(iii)	embezzlement, theft or conversion by Executive;

(iv)	unauthorized disclosure or other use of Employer’s trade secrets, customer lists or confidential information;

(v)	habitual misuse of alcohol or any non-prescribed drug or intoxicant;

(vi)	willful misconduct that causes material harm to Employer,

(vii)	willful violation of any other standards of conduct as set forth in Employer’s employee manual and policies,

(viii)	conviction of or plea of guilty or nolo contendere to a felony or misdemeanor involving moral turpitude,

(ix)	continuing failure to communicate and fully disclose material information to the Board of Directors, the failure of which would adversely impact the Company or may result in a violation of state or federal law, including securities laws, or

(x)	debarment by any federal agency that would limit or prohibit Executive from serving in his capacity for Employer under this Agreement.
Under the employment agreement of Mr. Plavan “cause” is defined as:
i)	willful or habitual breach of employee’s duties;

ii)	fraud or intentional material misrepresentation by employee;

iii)	theft or conversion

iv)	unauthorized disclosure or other use of the Company’s trade secrets, customer lists or confidential information;

v)	habitual misuse of alcohol or any non-prescribed drug or intoxicant;

vi)	debarment by any federal agency that would limit or prohibit the executive from serving in his capacity under the agreement;

vii)	willful violation of any other standards of conduct as set forth n the Company’s employee manual and policies.
Under Mr. Shavit’s offer letter “cause” is defined as:
     Willful breach of duty in the course of employment, unfair competition, dishonesty or fraud which materially affects the Company, conviction of felony or other crime involving moral turpitude, or habitual neglect of duty.
Under each employment agreement and the change in control agreements, “change of control” means an event involving one transaction or a related series of transaction in which one of the following occurs:
i)	the Company issues securities equal to 33% or more of the Company’s issued and outstanding voting securities, determined as a single class;

ii)	the Company issues securities equal to 33% or more of the issued and outstanding common stock of the Company in connection with a merger, consolidation or other business combination;

iii)	the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving company; or

iv)	all or substantially all of the Company’s assets are sold or transferred.

Actual Payments upon Termination
     The following table describes the actual payments upon termination of the employment of William Osgood, Sandra LaCava-Wilson and Les Schnoll. Dr. Osgood’s employment terminated December 3, 2008. Ms. LaCava-Wilson’s employment terminated June 4, 2009. Mr. Schnoll’s employment terminated September 28, 2009.

	Base Salary
William Osgood	$373,000	(1)
Sandra LaCava-Wilson	$88,000	(2)
Les Schnoll	$105,000	(3)

(1)	Payable biweekly through December 31, 2009.

(2)	Payable biweekly through December 10, 2009.

(3)	Payable biweekly through April 1, 2010.
Long-term Equity Compensation
     The Compensation Committee provides the Company’s executive officers with long-term equity compensation in the form of stock option grants or restricted stock grants under the Company’s 2006 Equity Incentive Plan (the “Equity Plan”). The ability to provide equity incentives, through the granting of stock options and other equity-based compensation, gives the Compensation Committee the ability to create a combination of cash and stock-based incentive compensation programs to promote high performance and achievement of corporate goals by executives and employees. The Compensation Committee believes that stock based compensation provides the Company’s executive officers with the opportunity to maintain an equity interest in the Company and to share in the appreciation of the value of the Company’s common stock, thereby motivating the executive to maximize long-term stockholder value. It is the Company’s practice to grant options or restricted stock from time to time to executive officers at the fair market value of the Company’s common stock on the date of grant. The option grants also place what can be a significant element of compensation at risk, because stock options have value for the executive only if the market price of the Company’s stock increases above the fair market value on the grant date and the executive remains in the Company’s employ for the period required for the shares to vest. The Compensation Committee considers each grant subjectively, considering factors such as the individual performance of the executive officer, the anticipated contribution of the executive officer to the attainment of the Company’s long-term strategic performance goals and the need to retain key employees. The number of stock options or restricted stock shares granted to other executives in prior years and the total number of shares available for issuance under the Equity Plans are also taken into consideration.
     Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities, in response to changes in industry practices and, occasionally, to achieve equity within a peer group. The Compensation Committee may, however, grant additional stock options to executives and employees for other reasons. Awards of equity-based compensation are not routinely made but may occur throughout the year. Stock options granted to the named executive officers have vesting schedules ranging from three to five years. Generally, we do not time the granting of our options or awards with any favorable or unfavorable news released by the Company, except that on occasion, the Compensation Committee times the grant to occur after information concerning the Company is publicly released. We do not have any program, plan or practice that requires us to grant equity-based awards on specified dates, other than for outside directors, as described elsewhere under the heading “Director Compensation”. Although the Company has historically only issued stock options and restricted shares, it may in the future grant stock appreciation rights, or other equity-based compensation as permitted in the Equity Plans and as determined appropriate by the Compensation Committee.
     In connection with his appointment as Chief Executive Officer, the Company granted a stock option to Mr. Engle to purchase up to 700,000 shares. The option vests in three equal annual installments on April 16, 2010, 2011 and 2012. In determining the amount of the grant, the Compensation Committee took into account Mr. Engle’s experience, position and the number of options granted to other officers.
     In connection with the increase in Mr. Plavan’s job responsibilities as interim CEO, on January 9, 2009, the Compensation Committee approved an award of 15,000 shares of unrestricted common stock and a stock option grant for 50,000 shares. The option vests in three equal installments on January 9, 2010, 2011 and 2012 to Mr. Plavan, our Chief Financial Officer. In determining the amount of the grant, the Compensation Committee took into account Mr. Plavan’s additional duties as interim Chief Executive Officer.
     On January 30, 2009, the Board of Directors granted stock option awards to Mr. Plavan for 100,000 shares and Dr. Chapman, Mr. Schnoll, Mr. Shavit and Ms. LaCava-Wilson to purchase 70,000 shares each. The awards vest in three equal annual installments on January 30, 2010, 2011 and 2012. In determining the amount of the grants, the Board of Directors took into account the NEO’s positions.
     In connection with Mr. Shavit’s hire, on August 18, 2008, the Compensation Committee granted a stock option to Mr. Shavit to purchase up to 50,000 shares. The option vests in three equal annual installments on August 18, 2009, 2010 and 2011. In determining the amount of the grant, the Compensation Committee took into account Mr. Shavit’s position, experience and the number of options granted to other officers.
     On August 21, 2008, the Compensation Committee granted a stock option to Dr. Osgood to purchase up to 5,333 shares. The option vests in three equal annual installments on August 21, 2009, 2010 and 2011. In determining the amount of the grant, the Compensation Committee took into account Dr. Osgood’s performance over the prior year.
Bonuses
     The bonus component of executive compensation is designed to reflect the Compensation Committee’s belief that a portion of the compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each executive officer. The bonus is intended to motivate and reward executive officers by allowing the executive officers to directly benefit from the success of the Company. We have not historically paid any automatic or guaranteed bonuses to our executive officers. However, we have from time to time paid signing, retention or other bonuses to particular executive officers. All executive employment contracts provide generally for a discretionary bonus of up to 35% of the executive’s base salary, which is to be determined by the Compensation Committee based on individual performance criteria and Company achievement of profitability during the year.
     The Compensation Committee did not establish any specific cash bonus plans for the named executive officers with respect to the fiscal 2009 year. The Compensation Committee awarded Mr. Plavan a $30,000 bonus in recognition of the additional duties and responsibilities he assumed as interim Chief Executive Officer but did not pay any cash bonuses to any other named executive officers with respect to the fiscal 2009 year in light of the Company’s performance and lack of profitability during 2009.
     As Vice President of Sales, Ms. LaCava-Wilson was eligible for a sales commission program, which was established in August 2007 by the former Vice President of Sales and Marketing and approved by the CEO and modified in fiscal 2009 with approval from the Chief Executive Officer at the time. The commissions were paid out quarterly based on a certain percentage of sales revenue per each product line.
Severance and Change in Control Agreements
     The Company has entered into employment agreements with Mr. Engle, our CEO and Mr. Plavan, our EVP, COO & CFO. These agreements include provisions for severance payments in certain circumstances. Except for those named, the Company has moved away from employment agreements in general. Other named executive officers have been granted change of control provisions in their offer letter or a separate agreement. The Compensation Committee considers these agreements to provide the named executive officers with the ability to make appropriate, informed decisions on strategy and direction of the Company that may adversely impact their particular positions, but nevertheless are appropriate for the Company and its shareholders. Our Compensation Committee believes that companies should provide reasonable severance benefits to employees, recognizing that it may be difficult for them to find comparable employment within a short period of time and that severance arrangements may be necessary to attract highly qualified officers in a competitive hiring environment. Additional information concerning the terms of the Company’s employment, severance and change in control arrangements appears elsewhere in this proxy statement under the headings, “Employment Agreements” and “Potential Payments Upon a Change in Control”.

EQUITY COMPENSATION PLANS
..
     The following table provides information for all of the Company’s equity compensation plans and individual compensation arrangements in effect as of June 30, 2009.

	Number of	Weighted-	Number of securities
	securities to be	average	remaining available for
	issued upon	exercise price	future issuance under
	exercise of	of outstanding	equity compensation
	outstanding	options,	plans (excluding
	options, warrants	warrants and	securities reflected in
Plan Category	and rights	rights	column (a)(1))F
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,079,641	$1.65	1,977,511
Equity compensation plans not approved by security holders	—	—	—

Total	3,079,641		1,977,511

(1)	Under the Company’s 2006 Equity Incentive Plan, the number of shares of common stock equal to six percent (6%) of the number of outstanding shares of the Company are authorized to be used. Under this provision, the number of shares available to grant for awards will increase at the beginning of each fiscal year if options were granted or additional shares of common stock were issued in the preceding fiscal year.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
     The Audit Committee oversees the financial reporting process for the Company on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee (i) reviews the financial statements, (ii) reviews management’s and the independent auditor’s results of testing of the internal controls over the financial reporting process, (iii) reviews and concurs with managements appointment, termination or replacement of the Chief Financial Officer, (iv) consults with and reviews the services provided by the Company’s independent auditors and makes recommendations to the Board of Directors regarding the selection of the independent auditors, and (v) reviews reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies. The Company’s management has primary responsibility for preparing the financial statements and establishing the Company’s financial reporting process and internal control over financial reporting. Company management is also responsible for its assessment of the effectiveness of internal control over financial reporting. The Company’s independent auditors, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles. The independent auditors are also responsible for issuing a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibilities include oversight of these processes.

     In accordance with Statements on Auditing Standards (SAS) No. 61 (codification of Statements on Auditing Standards, AU§ 380), as adopted by the Public Company Oversight Board in Rule 3200T, the audit committee had discussions with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the reports. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent auditors their independence from the Company and its management and the independent auditors provided the written disclosures and the letter required by the Public Company Accounting Oversight Board (PCAOB) Rule 3526, “Communication with Audit Committees Concerning Independence” and considered the compatibility of non-audit services with the auditors’ independence.
     On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by The Public Company Accounting Oversight Board (PCAOB) Rule 3526, “Communication with Audit Committees Concerning Independence”. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.
     The Audit Committee has also met and discussed with the Company’s management, and its independent auditors, issues related to the overall scope and objectives of the audits conducted, the internal controls used by the Company and the selection of the Company’s independent auditors. In addition, the Audit Committee discussed with the independent auditors, with and without management present, the specific results of audit investigations and examinations and the auditor’s judgments regarding any and all of the above issues.
     Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2009, for filing with the Securities and Exchange Commission.

Respectfully submitted, THERMOGENESIS CORP. AUDIT COMMITTEE Mr. Patrick McEnany, Chairman Dr. Hubert Huckel Dr. Woodrow Myers Independent Directors of the Company

AUDIT AND RELATED FEES
Audit Fees
     Fees for audit services by Ernst and Young LLP totaled $495,000 and $547,000 for the fiscal years ended June 30, 2009 and 2008, respectively, including fees associated with the annual audits of the financial statements, audits of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, the reviews of the Company’s quarterly reports on Form 10-Q, consents, assistance with the review of documents filed with the SEC, and accounting consultations.
Audit-Related Fees
     There were no fees for audit-related services by Ernst & Young LLP for the fiscal years ended June 30, 2009 and 2008.
Tax Fees
     Fees for tax preparation by Ernst and Young LLP totaled $17,000 and $17,000 for the fiscal years ended June 30, 2009 and 2008, respectively.
All Other Fees
     Ernst & Young LLP did not bill us for other services for the fiscal years ended June 30, 2009 and 2008.
     The Audit Committee pre-approves all audit and non-audit services to be performed by the independent registered public accounting firm in accordance with the Audit Committee Charter.
PROPOSAL NO. 2. RATIFICATION OF ERNST & YOUNG, LLP.
     The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (EY) as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2010. EY also served as the Company’s independent registered public accounting firm for our 2009 fiscal year. The Board of Directors concurs with the appointment and is submitting the appointment of EY as our independent registered public accounting firm for stockholder ratification at the annual meeting.
     A representative of EY is expected to be present at the annual meeting. The EY representative will have an opportunity to make a statement if he or she wishes to do so and will be available to respond to appropriate questions from stockholders.
     Our Bylaws do not require that the stockholders ratify the appointment of EY as our independent registered public accounting firm. We are seeking ratification because we believe it is a good corporate governance practice. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain EY, but may retain EY in any event. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

RECOMMENDATION OF THE BOARD
     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT YEAR.
STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT
THERMOGENESIS ANNUAL MEETING
     Proposals by stockholders intended to be presented at the 2010 Annual Meeting of Stockholders must be received by us not later than July 16, 2010, for consideration for possible inclusion in the proxy statement relating to that meeting. All proposals must meet the requirements of Rule 14a-8 of the Exchange Act.
     For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead intended to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if the Company (a) receives notice of the proposal before the close of business on October 15, 2010, and advises stockholders in the next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on October 15, 2010.
     Notices of intention to present proposals at the 2010 Annual Meeting should be addressed to the Assistant Corporate Secretary, ThermoGenesis Corp., 2711 Citrus Road, Rancho Cordova, California 95742. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
ADDITIONAL INFORMATION
     The Annual Report on Form 10-K for the fiscal year ended June 30, 2009, including audited consolidated financial statements, has been mailed to stockholders concurrently with this proxy statement, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material. The Company is required to file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other information with the SEC. The public can obtain copies of these materials by visiting the SEC’s Public Reference 100 F Street, N.E., Washington, D.C. 20549, by calling the SEC at 1-800-SEC-0330, or by accessing the SEC’s website at www.sec.gov.
     Additional copies of the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2009, will be provided to stockholders without charge upon request. Stockholders should direct any such requests to ThermoGenesis Corp., 2711 Citrus Road, Rancho Cordova, California 95742, Attention: Matthew T. Plavan, EVP, COO & CFO.

TRANSACTIONS OF OTHER BUSINESS AT THE THERMOGENESIS ANNUAL MEETING
     We do not know of any business to be presented for action at the meeting other than those items listed in the notice of the meeting and referred to herein. If any other matters properly come before the meeting, including adjournment, it is intended that the proxies will be voted in respect thereof in accordance with their best judgment pursuant to discretionary authority granted in the proxy.
     ALL STOCKHOLDERS ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS MAY REVOKE ANY PROXY IF SO DESIRED AT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors

Mr. David C. Adams,
Corporate Secretary

October 15, 2009
Rancho Cordova, California

PROXY	PROXY
ThermoGenesis Corp.
2711 Citrus Road
Rancho Cordova, CA 95742
Telephone (916) 858-5100
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints J. Melville Engle and Matthew T. Plavan as proxies, each with full power to appoint substitutes, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of common stock of ThermoGenesis Corp. held of record by the undersigned as of October 15, 2009, at the Annual Meeting of Stockholders to be held at Sacramento Marriott, Rancho Cordova, located at 11211 Point East Dr., Rancho Cordova, Ca. 95742, at 9:00 a.m., (PST), on December 7, 2009, and any adjournments or postponements thereof, and hereby ratifies all that said attorneys and proxies may do by virtue hereof.
PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED AND FOR PROPOSAL 2.
PLEASE MARK VOTE IN BRACKET IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]
1.	Election of Directors to serve until the Annual Meeting of Stockholders for the fiscal year 2010.
Nominees

Hubert E. Huckel, M.D.	[ ]	FOR	[ ]	WITHHOLD AUTHORITY
Patrick McEnany	[ ]	FOR	[ ]	WITHHOLD AUTHORITY
Tiffany Olson	[ ]	FOR	[ ]	WITHHOLD AUTHORITY
Mahendra Rao, Ph.D., M.D.	[ ]	FOR	[ ]	WITHHOLD AUTHORITY
J. Melville Engle	[ ]	FOR	[ ]	WITHHOLD AUTHORITY
2.	To ratify appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2010.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, including adjournment.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO OTHER BUSINESS WHICH PROPERLY MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
PLEASE READ, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.

Dated: , 200

Signature

Signature
Common Stock
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Telephone and Internet Voting Instructions
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THANK YOU FOR VOTING